As filed with the United States Securities and Exchange Commission on January 7, 2011

REGISTRATION STATEMENT NO. 333-169771

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pacific Capital Bancorp

(Exact name of Registrant as specified in its charter)

Delaware	6022	95-3673456
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

20 East Carrillo Street

Santa Barbara, California 93101

(805) 564-6405

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Christine M. Sontag, Esq.

Senior Vice President and Associate General Counsel

20 East Carrillo Street

Santa Barbara, California 93101

(805) 564-6405

(Name, address, including zip code, and telephone number, including area code, of Agent for Service)

Copies to:

Joshua A. Dean, Esq.

Manatt, Phelps & Phillips, LLP

695 Town Center Drive, 14th Floor

Costa Mesa, California 92626

(714) 371-2500

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐        Accelerated filer   ☒         Non-accelerated filer   ☐        Smaller reporting company  ☐

(Do not check if a smaller

reporting company)

THIS POST-EFFECTIVE AMENDMENT WILL BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(C) OF THE SECURITIES ACT OF 1933.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-1 (Registration Statement No. 333-169771) filed by Pacific Capital Bancorp (the “Registrant”) with the Securities and Exchange Commission on October 5, 2010 (as amended, the “Registration Statement”). The Registration Statement registered 726,975,565 shares of the Registrant’s common stock, no par value (“Common Stock”), for issuance by the Registrant in connection with a rights offering. The Registrant sold an aggregate of 382,183,137 shares of Common Stock under the Registration Statement.

In accordance with an undertaking made by the Registrant in the Registration Statement, the Registrant hereby amends the Registration Statement to deregister the 344,792,428 shares of Common Stock that were registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Barbara, State of California on January 7, 2011.

PACIFIC CAPITAL BANCORP

By:	/S/ CARL B. WEBB
Name:	Carl B. Webb
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ GERALD J. FORD	Director, Chairman of the Board	January 7, 2011
Gerald J. Ford

/S/ CARL B. WEBB	Chief Executive Officer and Director	January 7, 2011
Carl B. Webb

/S/ MARK K. OLSON	Chief Financial Officer	January 7, 2011
Mark K. Olson

/S/ D. VERNON HORTON	Director	January 7, 2011
D. Vernon Horton

/S/ GEORGE S. LEIS	Director	January 7, 2011
George S. Leis

/S/ EDWARD E. BIRCH	Director	January 7, 2011
Edward E. Birch

/S/ JOHN R. MACKALL	Director	January 7, 2011
John R. Mackall

/S/ KATHY J. ODELL	Director	January 7, 2011
Kathy J. Odell

/S/ RICHARD S. HAMBLETON, JR.	Director	January 7, 2011
Richard S. Hambleton, Jr.

/S/ ROGER C. KNOPF	Director	January 7, 2011
Roger C. Knopf

/S/ RICHARD A. NIGHTINGALE	Director	January 7, 2011
Richard A. Nightingale

/S/ H. GERALD BIDWELL	Director	January 7, 2011
H. Gerald Bidwell

/S/ S. LACHLAN HOUGH	Director	January 7, 2011
S. Lachlan Hough

/S/ WILLIAM R. LOOMIS JR.	Director	January 7, 2011
William R. Loomis Jr.